Klondex Reports First Quarter 2018 Operating Results

Vancouver, BC - April 25, 2018 - Klondex Mines Ltd. (TSX: KDX; NYSE American: KLDX) (“Klondex” or the “Company”) reported today its preliminary operating results for the first quarter of 2018.

First Quarter 2018 Highlights:
•Announced proposed acquisition of Klondex by Hecla Mining Company (Hecla) for US$462 million
•Mined 49,873 gold equivalent ounces (“GEOs”)
•Produced 43,525 GEOs
•Mined and production results in-line with Company expectations
•Sold 42,541 GEOs
Proposed Transaction with Hecla:
On March 19, 2018, the Company announced that Hecla will acquire all of the outstanding shares of Klondex through a plan of arrangement. Hecla will acquire Klondex for consideration of US$462 million comprised of cash and shares of Hecla common stock. Klondex shareholders will receive US$2.47 per share in cash or shares of Hecla which represents a 59% premium to Klondex's 30-day volume-weighted average price at March 16, 2018 and a premium of approximately 72% based on the closing price on March 16, 2018. Klondex's Canadian assets will be spun out to its existing shareholders. Klondex shareholders will receive, for each Klondex share, 0.125 of a common share of a newly formed company which will own Klondex's Canadian assets.
The closing of the transaction is subject to certain conditions including shareholder and regulatory approvals. Additional details regarding the transaction will be available in the preliminary proxy statement that is expected to be filed with regulatory agencies in May. Pending receipt of all required approvals, the Company anticipates that the transaction will be completed in the second quarter of 2018.
Nevada Operations:
The Company mined and produced a total of 47,499 and 41,415 GEOs, respectively, at its Nevada operations during the first quarter of 2018. Total GEOs produced for the first quarter included approximately 3,700 ounces from the Hollister ore stockpile that were sold to and processed by a third party.

Canada Operations:
The Company mined and produced a total of 2,374 and 2,111 GEOs, respectively, at its Canada operations during the first quarter of 2018. These ounces were mined from areas that were developed prior to the Company's decision to place the True North operation on care and maintenance in early January of 2018. Consistent with management plans, no ounces were processed from tailings at True North during the first quarter of 2018.
First Quarter 2018 Operating Results:

	Three months ended March 31, 2018
Consolidated	Nevada Total	Canada Total	Total
Ore tons mined	92,303	19,301	111,604
Gold equivalent grade mined (opt)(1)	0.51	0.12	0.45
Gold equivalent ounces mined(1)	47,499	2,374	49,873
Ore tons milled	89,772	19,390	109,162
Gold equivalent grade milled (opt)(1)	0.54	0.12	0.40
Gold equivalent ounces produced(1)	41,415	2,111	43,525
Gold equivalent ounces sold(1)	37,370	5,171	42,541
GEO Ratio(1)	80.4	79.6	80.4
(1) Gold equivalent ounces ("GEO") and grades are computed as the applicable gold ounces/grade plus the silver ounces/grade divided by a GEO ratio. GEO ratios are computed by dividing the average realized gold price per ounce by the average realized silver price per ounce received by the Company in the respective period. Preliminary GEO ratios are listed above.

	Three months ended March 31, 2018
Nevada	Fire Creek	Midas	Hollister	Aurora(2)	Nevada Total
Ore tons mined	30,409	23,761	27,282	10,851	92,303
Gold equivalent grade mined (opt)(1)	0.80	0.43	0.43	0.09	0.51
Gold equivalent ounces mined(1)	24,453	10,174	11,864	1,016	47,499
Ore tons milled	30,699	26,973	21,249	10,851	89,772
Gold equivalent grade milled (opt)(1)	0.79	0.42	0.51	0.10	0.54
Average gold recovery rate (%)	91.9%	89.1%	84.4%	55%	88.9%
Average silver recovery rate (%)	79.4%	77.6%	42.7%	45.1%	65.3%
Gold equivalent ounces produced(1)	22,305	9,878	8,701	540	41,415
Gold equivalent ounces sold(1)	15,241	10,565	10,081	1,492	37,370
GEO Ratio(1)	80.9	80	79.9	80.1	80.4
(1) Gold equivalent ounces ("GEO") and grades are computed as the applicable gold ounces/grade plus the silver ounces/grade divided by a GEO ratio. GEO ratios are computed by dividing the average realized gold price per ounce by the average realized silver price per ounce received by the Company in the respective period. Preliminary GEO ratios are listed above.

(2) Aurora activity is a result of processing historical Hollister tailings at the Aurora mill.

	Three months ended March 31, 2018
Canada	True North Mine	True North Tailings	Canada Total
Ore tons mined	19,301	—	19,301
Gold equivalent grade mined (opt)(1)	0.12	—	0.12
Gold equivalent ounces mined(1)	2,374	—	2,374
Ore tons milled	19,390	—	19,390
Gold equivalent grade milled (opt)(1)	0.12	—	0.12
Average gold recovery rate (%)	92.3%	—%	92.3%
Gold equivalent ounces produced(1)	2,111	—	2,111
Gold equivalent ounces sold(1)	5,171	—	5,171
GEO Ratio(1)	79.6	—	79.6
(1) Gold equivalent ounces ("GEO") and grades are computed as the applicable gold ounces/grade plus the silver ounces/grade divided by a GEO ratio. GEO ratios are computed by dividing the average realized gold price per ounce by the average realized silver price per ounce received by the Company in the respective period. Preliminary GEO ratios are listed above.

Contact:
Mike Beckstead
Director, Investor Relations
O: 775-391-8142
M: 406-290-4165
mbeckstead@klondexmines.com

About Klondex Mines Ltd. (www.klondexmines.com)
Klondex is a junior-tier gold and silver mining company focused on exploration, development, and production in a safe, environmentally responsible, and cost-effective manner. The Company has 100% interests in three producing mineral properties: the Fire Creek Mine, the Midas Mine and ore milling facility, and the Hollister Mine, all of which are located in the state of Nevada, USA. The Company also has a 100% interest in the True North Mine and mill in Manitoba, Canada and the Aurora Mine and ore milling facility, located in Nevada, USA.

Cautionary Note Regarding Forward-looking Information
This news release contains certain information that may constitute forward-looking information or forward-looking statements under applicable Canadian and United States securities legislation (collectively, “forward-looking information”), including but not limited to the timing of the transaction with Hecla, and the future exploration, development and production plans of Klondex. This forward-looking information entails various risks and uncertainties that are based on current expectations, and actual results may differ materially from those contained in such information. These uncertainties and risks include, but are not limited to, the strength of the global economy; the price of gold; operational, funding and liquidity risks; the degree to which mineral resource estimates are reflective of actual mineral resources; the degree to which mineral reserve estimates are reflective of actual mineral reserves; the degree to which factors which would make a mineral deposit commercially viable are present; the risks and hazards associated with underground operations; and the ability of Klondex to fund its substantial capital requirements and operations; and the occurrence of any event that could give rise to the delay or termination of the proposed transaction with Hecla. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials filed with the securities regulatory authorities in Canada and United States available at www.sedar.com and www.sec.gov, respectively. Readers are urged to read these materials. Klondex assumes no obligation to update any forward-looking information or to update the reasons why actual results could differ from such information unless required by law.

Important Additional Information and Where to Find It
In connection with the proposed transaction with Hecla, Klondex will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, KLONDEX SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Klondex files with the SEC (when available) from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com. In addition, the proxy statement and other documents filed by Klondex with the SEC (when available) may be obtained from Klondex free of charge by directing a request to Mike Beckstead, Director, Investor Relations, Klondex Mines Ltd., 6110 Plumas Street, Suite A, Reno, Nevada, USA 89519, Phone: 775-284-5757.

Certain Participants in the Solicitation
Klondex, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Klondex shareholders with respect to shareholder approval of the proposed acquisition of Klondex. Information regarding the names of Klondex’s directors and executive officers and their respective interests in Klondex by security holdings or otherwise is set forth in Klondex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2018 and Klondex’s definitive proxy statement for its 2017 Annual and Special Meeting of Shareholders filed with the SEC on April 11, 2017. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com.

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